Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Abdo H. Khoury
Chief Financial & Portfolio Officer
(949) 718-4400

NHP UPGRADES ITS $700 MILLION UNSECURED CREDIT FACILITY

NEWPORT BEACH, CA, December 15, 2006 — Nationwide Health Properties, Inc. (NYSE:NHP), announced today the closing of its amended $700 million revolving senior unsecured credit facility with a four year maturity and an option on our part to extend for one year. This credit facility replaces the company’s existing $700 million senior unsecured credit facility, $600 million of which was due to mature on October 20, 2008 and $100 million of which was due to mature on October 20, 2010.

The amendment provides for a reduction of 10 basis points in the pricing of the facility. It also segregates the portfolio by asset type and reduces the capitalization rate for purposes of calculating various debt covenants. Certain covenants and other terms in the facility were also amended to reflect current market conditions and provide more flexibility.

The new facility was jointly arranged and syndicated by J.P. Morgan Securities Inc. and Banc of America Securities LLC. JPMorgan Chase Bank, N.A. will serve as the Administrative Agent and Bank of America, N.A. will serve as the Syndication Agent. Calyon, Key Bank, UBS and Wells Fargo are Co-Documentation Agents and LaSalle Bank, SunTrust Bank and Wachovia are Co-Managing Agents. Twelve other institutions also participate in the credit facility.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing and long-term care facilities. The Company has investments in 480 facilities in 42 states. For more information on Nationwide Health Properties, Inc. visit our website at http://www.nhp-reit.com.

Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the health care industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals, including the achievement of the anticipated benefits from the Hearthstone acquisition; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our Annual Report on Form 10-K filed with the SEC on February 8, 2006 and our quarterly report on Form 10-Q filed with the SEC on November 1, 2006